Exhibit 21
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Significant Subsidiaries of MCI Communications Corporation at December 31, 1995.

Subsidiary                                                State of Incorporation
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MCI International, Inc.                                          Delaware

MCI International Telecommunications Corporation                 Delaware

MCI Telecommunications Corporation                               Delaware

Telecom*USA, Inc.                                                Delaware